UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 18, 2007

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B
Wall, NJ 07719
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 18, 2007, BIO-key International, Inc. (the “Company”) entered into an amendment and waiver agreement (the “Amendment”) with Laurus Master Fund Ltd. (“Laurus”) with respect to the Secured Convertible Term Notes (the “Secured Notes”) issued by the Company to Laurus on September 29, 2004 and on June 8, 2005.  Under the Amendment, the Company and Laurus agreed to defer payment of the principal amount due under each of the Secured Notes for the months of March, April and May 2007.  The Company remains obligated to make all regularly scheduled interest payments under the Secured Notes.  In addition, the Company agreed to issue 850,000 shares of it common stock to Laurus pursuant to the Amendment in exchange for the deferral and the full satisfaction of certain accrued interest obligations owed to Laurus under the Secured Notes.  These shares will be issued upon and subject to the Company’s repayment of its obligations under the Secured Notes in full.  A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Exhibits.   The following Exhibit is attached to this Current Report on Form 8-K:

Exhibit No.:	Description:
Exhibit 99.1	Amendment and Waiver dated as of April 18, 2007 by and between the Company and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: April 24, 2007	By:	/s/ Francis J. Cusick
Francis J. Cusick
Chief Financial Officer